Spire Global Announces Fourth Quarter and Full Year 2024 Results

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Full year 2024 revenue of $110.5 million, reflecting 13% year-over-year growth
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Cash flows used in operations of $18.5 million for full year 2024, a 49% improvement year-over-year, and free cash flow1 of ($45.0) million for full year 2024, a 16% improvement year-over-year, demonstrating continued progress towards positive free cash flow
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Robust remaining contracted performance obligations not yet recognized as revenue of $216.4 million

VIENNA, VA, March 31, 2025 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of space-based data, analytics and space services, announced results for its quarter and year ended December 31, 2024. The Company will hold a webcast at 5:00 p.m. ET today to discuss the results.

“As we close out 2024, our focus shifts to the opportunities ahead in 2025, prioritizing operational efficiency and productivity to accelerate project timelines, speed up product launches, enhance market responsiveness, and increase margins—ultimately driving greater stockholder value,” said Theresa Condor, Spire CEO. “These initiatives are pivotal as we aim to scale our capabilities for larger opportunities while delivering meaningful improvements to our bottom line. By sharpening our operational efficiency, we strengthen our position to tackle the challenges of severe weather and global security while providing proven on-orbit capabilities for companies and governments eager to participate in the rapidly expanding space economy."

Fourth Quarter and Full Year 2024 Highlights

Financial:

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Full year 2024 revenue was $110.5 million, representing 13% year-over-year growth. This growth was primarily driven by increased annual recurring revenue business and growth in revenue recognized for Space Services contracts.
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Full year 2024 cash flow used in operations was $18.5 million, which reflects a 49% improvement year-over-year. Free cash flow1 was negative $45.0 million, reflecting a 16% improvement year-over-year.
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As of December 31, 2024, the remaining performance obligations under contract not yet recognized as revenue was $216.4 million. The Company expects to recognize approximately 31% of these future commitments over the next 12 months.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

Business:

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Spire and Mission Control announced a mission to explore the power of artificial intelligence (“AI”) in space. Spire has agreed to build and operate a satellite with an optical payload that will provide images of the Earth for analysis by Mission Control’s onboard AI algorithms. Spire will manage the full lifecycle of the 6U satellite, from design and build to launch and operation.
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Spire was selected by LatConnect60 to help improve sustainable agriculture practices by providing Global Navigation Satellite System (GNSS) reflectometry data and Soil Moisture Insights. Spire’s Soil Moisture Insights leverages its GNSS-R satellite constellation to deliver high-resolution, daily soil moisture insights at 500-meter and six-kilometer resolutions, covering any location worldwide. Accessible via API, the product integrates seamlessly into existing systems, providing precise, actionable insights for applications such as drought and flood forecasting, irrigation planning, commodity price forecasting, hydrological modeling and more.

Financial Outlook

For the full year 2025, Spire expects revenue, excluding the held-for-sale maritime business, to grow at approximately 12% to 17%, with revenue growth to largely occur in the second half of the year. Spire expects to see approximately 20% revenue growth in 2026, excluding the held-for-sale maritime business. Spire intends to provide additional guidance for full year 2025 in conjunction with the closing of the proposed sale of its maritime business to Kpler Holding SA. Spire is providing the following guidance for the first quarter of 2025:

Non-GAAP operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the tables included in this press release for its fourth quarter and full year 2023 and 2024, as well as its outlook for such measures for the first quarter of 2025.

Future revenue growth excluding the held-for-sale maritime business is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See "Forward-Looking Non-GAAP Financial Measures" below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure. Spire has provided a reconciliation of revenue for the year ended December 31, 2024 to revenue excluding the held-for-sale maritime business for the year ended December 31, 2024 in the tables included in this press release.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss/income, non-GAAP operating margin, EBITDA, Adjusted EBITDA, non-GAAP net loss/income, and non-GAAP net loss/income per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on decommissioned satellites. Spire excludes loss on decommissioned satellites because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earnout liabilities. Spire excludes these items as they do not reflect the underlying cash flows or operational results of the business.

Issuance of stock warrants. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Other expense, net. Spire excludes other expense, net because it includes unusual items that do not reflect the underlying operational results of its business. Examples of such expenses include prepayment penalties on outstanding debt and vendor dispute legal settlements.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this amortization expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired businesses is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Other acquisition accounting amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Spire excludes this amortization expense for its internal management reporting processes because it has already been incurred and is a non-cash expense. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired companies is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Mergers and acquisition related expenses. Spire excludes these expenses as they are transaction costs and expenses associated with the transaction that are generally infrequent in nature and not reflective of the underlying operational results of Spire’s business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Foreign exchange gain/loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other unusual and infrequent costs. Spire excludes these as they are unusual items that do not reflect the ongoing operational results of its business. Examples of these types of expenses include accounting, legal and other professional fees associated with the financial restatement, the proposed sale of its maritime business to Kpler Holding SA, and customer contract enforcement.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash provided by/used in operating activities less purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for any loss on decommissioned satellites, launch failure and decommissioning, change in fair value of warrant liabilities, change in fair value of contingent earnout liability, issuances of stock warrants, other (expense) income, net, stock-based compensation, foreign exchange gain/loss, other acquisition accounting amortization, mergers and acquisition related expenses, and other unusual costs. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends and an enhanced overall understanding of its financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income/loss as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Forward-Looking Non-GAAP Financial Measures

This press release and the accompanying tables contain, and the conference call will contain, a forward-looking non-GAAP financial measure for the years ending December 31, 2025 and December 31, 2026. We calculate this forward-looking non-GAAP financial measure based on internal forecasts that omit projected revenue from the held-for-sale maritime business. We have not provided quantitative reconciliations of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure because the excluded item is not available on a prospective basis without unreasonable efforts, primarily because the timing of the held-for-sale maritime business transaction is difficult to predict. In addition, Spire believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for six months.

Safe Harbor Statement

This press release contains forward-looking statements, including information about management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31, 2024 (Audited)	December 31, 2023 (Audited)
Assets		
Current assets		
Cash and cash equivalents	$ 19,206	$ 29,136
Marketable securities	-	11,726
Accounts receivable, net	11,926	9,911
Contract assets	785	4,718
Other current assets	3,278	16,848
Assets classified as held for sale	56,963	—
Total current assets	92,158	72,339
Property and equipment, net	63,338	60,446
Operating lease right-of-use assets	11,074	14,921
Goodwill	14,735	51,155
Customer relationships	—	19,363
Other intangible assets	10,161	12,660
Other long-term assets, including restricted cash	2,109	8,380
Total assets	$ 193,575	$ 239,264
Liabilities and Stockholders' Equity		
Current liabilities		
Accounts payable	$ 11,592	$ 8,012
Accrued wages and benefits	3,335	1,829
Long-term debt, current portion	93,936	—
Contract liabilities, current portion	22,037	31,178
Other accrued expenses	13,026	8,326
Liabilities associated with assets classified as held for sale	7,667	—
Total current liabilities	151,593	49,345
Long-term debt	4,618	114,113
Contract liabilities, non-current	23,489	17,923
Contingent earnout liability	1,455	220
Deferred income tax liabilities	860	804
Warrant liability	13,641	5,988
Operating lease liabilities, net of current portion	9,598	13,079
Other long-term liabilities	8	8
Total liabilities	205,262	201,480
Commitments and contingencies		
Stockholders' equity		
Common stock	3	2
Additional paid-in capital	536,184	477,624
Accumulated other comprehensive loss	(9,770)	(4,556)
Accumulated deficit	(538,104)	(435,286)
Total stockholders' equity	(11,687)	37,784
Total liabilities and stockholders' equity	$ 193,575	$ 239,264

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Years Ended December 31, 2024 (Audited)	Years Ended December 31, 2023 (Audited)
Cash flows from operating activities		
Net loss	$ (102,818)	$ (77,558)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	21,729	18,228
Stock-based compensation	19,449	12,978
Amortization of operating lease right-of-use assets	4,843	2,928
Amortization of debt issuance costs	4,500	2,337
Change in fair value of warrant liabilities	5,254	1,597
Change in fair value of contingent earnout liability	1,235	(129)
Issuance of stock warrants	2,399	—
Loss on decommissioned satellites and disposal of assets	4,023	1,024
Other, net	(301)	(505)
Changes in operating assets and liabilities:		
Accounts receivable, net	(5,034)	4,144
Contract assets	3,119	(1,647)
Other current assets	12,445	(9,803)
Other long-term assets	1,954	1,680
Accounts payable	2,649	1,371
Accrued wages and benefits	937	(2,747)
Contract liabilities	2,748	13,693
Other accrued expenses	7,136	(1,116)
Operating lease liabilities	(4,720)	(2,782)
Net cash used in operating activities	(18,453)	(36,307)
Cash flows from investing activities		
Purchases of short-term investments	(30,147)	(40,116)
Maturities of short-term investments	42,497	52,500
Purchase of property and equipment	(26,581)	(17,352)
Net cash used in investing activities	(14,231)	(4,968)
Cash flows from financing activities		
Proceeds from Securities Purchase Agreements, net	37,881	—
Proceeds from long-term debt	—	19,886
Proceeds from issuance of common stock under the Equity Distribution Agreement, net	—	7,866
Payments on long-term debt	(20,113)	(4,500)
Payments of debt issuance costs	—	(75)
Proceeds from exercise of stock options	335	3
Proceeds from employee stock purchase plan	895	727
Net cash provided by financing activities	18,998	23,907
Effect of foreign currency translation on cash, cash equivalents and restricted cash	3,737	(568)
Net decrease in cash, cash equivalents and restricted cash	(9,949)	(17,936)
Cash, cash equivalents and restricted cash		
Beginning balance	29,633	47,569
Ending balance	$ 19,684	$ 29,633

GAAP to Non-GAAP Reconciliations

(In thousands, except for share and per share amounts)	Year Ended December 31, 2024 (Unaudited)	Year Ended December 31, 2023 (Unaudited)
Gross profit (GAAP)	$ 39,891	$ 38,588
Adjustments:		
Exclude stock-based compensation	389	197
Exclude amortization of purchased intangibles	3,463	3,479
Exclude other acquisition accounting amortization	675	679
Gross profit (Non-GAAP)	$ 44,418	$ 42,943
Research and development (GAAP)	$ 29,188	$ 27,650
Adjustments:		
Exclude stock-based compensation	(5,194)	(3,474)
Exclude other unusual and infrequent costs	(23)	-
Research and development (Non-GAAP)	$ 23,971	$ 24,176
Sales and marketing (GAAP)	$ 22,220	$ 25,754
Adjustments:		
Exclude stock-based compensation	(3,717)	(2,707)
Exclude other unusual and infrequent costs	(248)	-
Sales and marketing (Non-GAAP)	$ 18,255	$ 23,047
General and administrative (GAAP)	$ 49,744	$ 41,999
Adjustments:		
Exclude stock-based compensation	(10,149)	(6,600)
Exclude other unusual and infrequent costs	(7,065)	-
Exclude merger and acquisition related expenses	-	(1,015)
General and administrative (Non-GAAP)	$ 32,530	$ 34,384
Loss from operations (GAAP)	$ (68,734)	$ (58,780)
Adjustments:		
Exclude stock-based compensation	19,449	12,978
Exclude other unusual and infrequent costs	7,336	-
Exclude merger and acquisition related expenses	-	1,015
Exclude amortization of purchased intangibles	3,463	3,479
Exclude other acquisition accounting amortization	675	679
Exclude loss on decommissioned satellites	3,447	747
Loss from operations (Non-GAAP)	$ (34,364)	$ (39,882)

GAAP to Non-GAAP Reconciliations – Preliminary Full Year 2024 Results

(Unaudited)

(In thousands, except for share and per share amounts)	Q1'25 Ranges			
		Low		High
Revenue		22,000		24,000
		Low		**High**
Loss from operations (GAAP)	$	(21,300)	$	(19,300)
Adjustments:				
Exclude stock-based compensation		4,800		4,800
Exclude other unusual and infrequent costs		2,500		2,500
Exclude amortization of purchased intangibles		800		800
Exclude other acquisition accounting amortization		200		200
Loss from operations (Non-GAAP)	$	(13,000)	$	(11,000)
		Low		**High**
Net loss per share (GAAP)	$	(1.00)	$	(0.93)
Adjustments:				
Exclude stock-based compensation	$	0.22	$	0.17
Exclude other unusual and infrequent costs	$	0.09	$	0.09
Exclude purchased intangibles and other acquisition accounting amortization	$	0.04	$	0.04
Net loss per share (Non-GAAP)	$	(0.65)	$	(0.63)
Weighted-average shares used in computing basic and diluted net loss per share		26,800,000		26,800,000
		Low		**High**
Net loss (GAAP)	$	(26,800)	$	(24,800)
Depreciation and amortization		4,800		4,800
Net Interest		4,800		4,800
Taxes		100		100
EBITDA	$	(17,100)	$	(15,100)
Other expense, net		100		100
Stock-based compensation		4,800		4,800
Exclude other unusual and infrequent costs		2,500		2,500
Other acquisition accounting amortization		200		200
Adjusted EBITDA	$	(9,500)	$	(7,500)

Contacts

For Media:

Kristina Spychalski

Head of Communications

Kristina.Spychalski@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com